EXHIBIT 99.1

Harpoon Therapeutics and AbbVie Announce Licensing and Option Collaboration to Advance HPN217, Harpoon’s BCMA-Targeting TriTAC®, and Expand Existing Discovery Collaboration

Harpoon grants AbbVie option to license worldwide rights to HPN217 (BCMA), a TriTAC for the treatment of multiple myeloma planned for IND filing this year

Expanded TriTAC discovery collaboration includes up to six additional targets selected by AbbVie

Two agreements provide for a total of $50 million in upfront and up to $50 million in a contingent milestone payment for first patient treated with HPN217 in a clinical trial

SOUTH SAN FRANCISCO, Calif. and NORTH CHICAGO, Ill., November 20, 2019 - Harpoon Therapeutics, Inc. (NASDAQ: HARP), a clinical-stage immunotherapy company developing a novel class of T cell engagers, and AbbVie Inc. (NYSE: ABBV), a global biopharmaceutical company, today announced an exclusive worldwide option and license transaction for HPN217, Harpoon’s B cell maturation antigen (BCMA)-targeting Tri-specific T cell Activating Construct (TriTAC®), and an expansion of their existing discovery collaboration for up to six additional targets. These agreements build upon the discovery collaboration established by the two companies in October 2017 and are expected to advance and broaden the use of Harpoon’s proprietary TriTAC platform. The TriTAC platform produces novel T cell engagers targeting both solid tumors and hematologic malignancies.

“Harpoon has built a unique and proprietary biologics platform that utilizes the cancer patient’s own immune system to attack cancer. HPN217, targeting BCMA, is poised to advance to clinical development for the treatment of multiple myeloma”, stated Gerald McMahon, Ph.D., President and Chief Executive Officer of Harpoon. “We believe AbbVie is the ideal partner for Harpoon to support the advancement of our BCMA program given the commercial focus of AbbVie in the treatment of this cancer. In addition, we look forward to expanding our discovery collaboration to include up to six additional molecular targets.”

“Harpoon’s BCMA TriTAC holds promise for myeloma patients, and their novel drug development engine, combined with AbbVie’s development expertise, has the potential to generate innovative new medicines for patients with cancer,” said Mohit Trikha, Ph.D., Vice President, Head, Oncology Early Development and AbbVie Bay Area Site Head. “Our collaboration with Harpoon has been productive and we look forward to further strengthening this collaboration.”

Relating to the HPN217 license agreement, Natalie Sacks, M.D., Chief Medical Officer of Harpoon Therapeutics notes, “As our pipeline of initial TriTAC clinical candidates advance in prostate and ovarian cancers, we are thrilled to partner with AbbVie in pursuit of therapies geared towards hematologic cancers. With our efforts and expertise combined, we look forward to the initiation of our planned Phase 1/2 clinical trial with HPN217 in patients with multiple myeloma.”

Under the terms of the license and option agreement, Harpoon granted to AbbVie an option to license worldwide exclusive rights to HPN217. Harpoon will be responsible for development of HPN217 through Phase 1/2 clinical trials. Upon exercise of the option, AbbVie will conduct all future clinical development, manufacturing and commercialization activities. AbbVie may exercise its option to license HPN217 after completion of the Phase 1/2 clinical trial. The license and option agreement represents a potential transaction value of up to $510 million in upfront, option and milestone payments, plus royalties on global commercial sales.

Under the terms of the expanded discovery collaboration agreement, AbbVie will receive worldwide exclusive rights to develop and commercialize two new TriTAC molecules engineered for two selected targets. AbbVie has the option to select up to four additional targets for a total of up to six new targets. For each selected target under the Amended Discovery agreement, Harpoon is eligible to receive up to $310 million in upfront and potential development, regulatory and commercial milestone payments, plus royalties on global commercial sales. Consistent with the existing discovery collaboration agreement, Harpoon and AbbVie will conduct certain initial research and discovery activities for each designated target, after which AbbVie will be solely responsible for further development and commercialization efforts.

About Harpoon Therapeutics

Harpoon Therapeutics is a clinical-stage immunotherapy company developing a novel class of T cell engagers that harness the power of the body’s immune system to treat patients suffering from cancer and other diseases. T cell engagers are engineered proteins that direct a patient’s own T cells to kill target cells that express specific proteins, or antigens, carried by the target cells. Using its proprietary Tri-specific T cell Activating Construct (TriTAC®) platform, Harpoon is developing a pipeline of novel TriTACs initially focused on the treatment of solid tumors and hematologic malignancies. Harpoon’s first product, HPN424, targets PSMA and is in a Phase 1 trial for metastatic castration-resistant prostate cancer. Harpoon’s second product, HPN536, targets mesothelin and is in a Phase 1/2a trial for cancers expressing mesothelin, initially focused on ovarian and pancreatic cancers. For additional information about Harpoon Therapeutics, please visit www.harpoontx.com.

About AbbVie

AbbVie Inc. is a global, research and development-based biopharmaceutical company committed to developing innovative advanced therapies for some of the world's most complex and critical conditions. The company's mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience. In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook, LinkedIn or Instagram.

Forward-Looking Statements

Harpoon Therapeutics:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “target,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Harpoon Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Harpoon Therapeutics’ clinical development programs, future results or performance to differ significantly from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the timing of IND submissions, the progress, timing, scope and anticipated results of clinical trials, the timing of the presentation of data, the association of data with potential treatment outcomes, the development and advancement of product candidates, and the timing of development milestones for product candidates. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause Harpoon Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Harpoon Therapeutics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Harpoon Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

AbbVie:

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, competition from other products, challenges to intellectual property, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2018 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Contacts:

Harpoon Therapeutics, Inc.	AbbVie
Georgia Erbez	Media:
Chief Financial Officer	Adelle Infante
650-443-7400	847-938-8745
media@harpoontx.com	adelle.infante@abbvie.com

Westwicke ICR	Investors:
Robert H. Uhl	Liz Shea
Managing Director	847-935-2211
858-356-5932	liz.shea@abbvie.com
robert.uhl@westwicke.com

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